Exhibit 5.1

[OPINION OF ICARD, MERRILL, CULLIS, TIMM, FUREN & GINSBURG, P.A.]

September 14, 2009

China Fire & Security Group, Inc.
South Bandidian Industrial Park
Beijing 101304, People’s Republic of China

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to China Fire & Security Group, Inc., a Florida corporation having its principal place of business at South Bandidian Industrial Park, Beijing 101304, People’s Republic of China (the “Company) in connection with the issuance of up to 2,779,500 shares of the Company’s common stock pursuant to the China Fire & Security Group, Inc 2008 Omnibus Long-Term Incentive Plan (the “Plan”) and certain other grants to officers, directors and employees outside of the Plan (the “Shares”), which shares are subject to a registration statement on Form S-8 (the “Registration Statement”) that has been filed with the Securities and Exchange Commission (the “Commission”). We are delivering this opinion at the request of the Company in connection with the filing of the Registration Statement.

DOCUMENTS

In connection therewith, we have reviewed: (a)the Articles of Incorporation of the Company and all amendments thereto (the “Articles”) or certified copies thereof; (b) the By-Laws of the Company and all amendments thereto (the “By-Laws”) or certified copies thereof; (c) certificate(s) of the Secretary of State of  Florida attesting to the good standing of the Company; (d).certified resolutions of the Board of Directors of the Company authorizing the issuance of the Shares and their registration pursuant to the Registration Statement; (e) certificate(s) of corporate officers of the Company as to certain factual matters contained therein; and (f) the originals, or copies certified to our satisfaction, of such other and further corporate records, agreements, instruments, public records, certificates of public officials, together with such statutes, ordinances, published rules and regulations, published judicial and governmental decisions interpreting or applying the same and such other documents as we have deemed necessary as a basis for the opinions expressed below, including but not limited to a draft of the Registration Statement and a copy of the Registration Statement as filed.

FACTS AND ASSUMPTIONS

We have not independently established the factual representations contained in any certificate received from an officer of the Company, except as specifically set forth herein.  We have also reviewed certificates of public officials and of other officers, directors, and agents of the Company to the extent that we have determined necessary as a basis for the opinions expressed herein. We have assumed the genuineness of all signatures and the conformity to the originals of all documents presented to us as true copies.

China Fire & Security, Inc.
September 14, 2009

OPINION

Our opinions herein are limited to (i) the laws of the State of Florida, the state of incorporation and formation of the Company, in particular the Florida Business Corporation Act, the statutory provisions of the Florida Constitution, and reported judicial decisions interpreting those laws and (ii) to the extent applicable, the Federal laws of the United States, in each case, as in effect on the date hereof.  We do not express any opinion herein as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise. The opinion expressed herein is an opinion of legal matters and not factual matters.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued pursuant to the terms of the Plan and/or any other agreements to which any of the Shares are issuable, will be validly issued, fully paid and nonassessable.

Our opinion is given as of the effective date of the Registration Statement, and we undertake no obligation and hereby disclaim any obligation to advise upon any change in law, facts or circumstances, occurring after the date thereof except in any additional or supplemental opinions that we may render with respect to the Shares.

We do not have any financial interest in the Company, other than fees for legal services performed.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus contained within the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. We express no opinion as to any matters not expressly set forth herein.

Yours very truly,

ICARD, MERRILL, CULLIS,
TIMM, FUREN & GINSBURG, PA

By:	/s/ Patricia Meringer
Patricia Meringer, Esq.
A member of the Firm